Exhibit 10.5

Execution Version

SEVENTH AMENDMENT TO FIRST LIEN CREDIT AGREEMENT

SEVENTH AMENDMENT (this “Agreement”), dated as of August 9, 2021, by and among each Revolving Lender set forth on the signature pages hereto, Aveanna Healthcare LLC, a Delaware limited liability company (the “Borrower”), the other Credit Parties, and Barclays Bank PLC, as the Administrative Agent (the “Administrative Agent”), a Letter of Credit Issuer and the Swingline Lender.

RECITALS:

WHEREAS, reference is hereby made to the First Lien Credit Agreement, dated as of March 16, 2017 (as amended by that certain Joinder Agreement and Amendment, dated as of July 1, 2018, Amendment No. 2 to First Lien Credit Agreement, dated as of March 19, 2020, Amendment No. 3 to First Lien Credit Agreement, dated as of April 1, 2020, Second Joinder Agreement and Fourth Amendment, dated as of September 21, 2020, Third Joinder Agreement and Fifth Amendment, dated as of March 11, 2021, Extension Amendment to First Lien Credit Agreement, dated as of July 15, 2021, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aveanna Healthcare Intermediate Holdings LLC (f/k/a BCPE Eagle Intermediate Holdings LLC), a Delaware limited liability company, the Borrower (f/k/a BCPE Eagle Buyer LLC), the lending institutions from time to time party thereto, and Barclays Bank PLC, as the Administrative Agent, the Collateral Agent, a Letter of Credit Issuer, and a Lender (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, the Borrower may amend the definition of “Applicable Margin” with respect to Revolving Credit Loans with the consent of each Lender holding Loans and/or Commitments under the Revolving Credit Facility, each Letter of Credit Issuer and the Swingline Lender;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.
Seventh Amendment Effective Date Amendments to the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by, subject to the satisfaction of the conditions set forth in Section 2 below:

(i) adding the following new defined terms in their correct alphabetical order:

“Seventh Amendment” shall mean that certain Seventh Amendment to First Lien Credit Agreement dated as of the Seventh Amendment Effective Date by and among Borrower, the other Credit Parties, the Administrative Agent, Swingline Lender, the Letter of Credit Issuers and the Revolving Lenders party thereto.

“Seventh Amendment Effective Date” shall have the meaning given to the term “Seventh Amendment Effective Date” in the Seventh Amendment.

(ii) amending and restating the following definition:

“Applicable Margin” shall mean a percentage per annum equal to:

(i) for Initial Term Loans (including the 2021 Extended Term Loans):

(a) (1) for LIBOR Loans that are Initial Term Loans, 3.75% and (2) for ABR Loans that are Initial Term Loans, 2.75%, and

(ii) for Revolving Credit Loans:

(a) until delivery of financial statements and a related Compliance Certificate for the first full fiscal quarter of the Borrower ending after the Closing Date pursuant to Section 9.1, (1) for LIBOR Loans that are Revolving Credit Loans, 4.25% and (2) for ABR Loans that are Revolving Credit Loans, 3.25%, and

(b) thereafter until (and including) the Seventh Amendment Effective Date, the percentages per annum set forth in the table below, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 9.1(d):

Pricing Level	Consolidated First Lien Net Leverage Ratio	ABR Revolving Credit Loans	LIBOR Rate Revolving Credit Loans
I	> 3.80 to 1.00	3.25%	4.25%
II	≤ 3.80 to 1.00 but > 3.30 to 1.00	3.00%	4.00%
III	≤ 3.30 to 1.00	2.75%	3.75%

(c) and after the Seventh Amendment Effective Date, the percentages per annum set forth in the table below, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 9.1(d):

Pricing Level	Consolidated First Lien Net Leverage Ratio	ABR Revolving Credit Loans	LIBOR Rate Revolving Credit Loans
I	> 3.40 to 1.00	2.75%	3.75%
II	≤ 3.40 to 1.00 but > 2.90 to 1.00	2.50%	3.50%
III	≤ 2.90 to 1.00	2.25%	3.25%

Any increase or decrease in the Applicable Margin for Revolving Credit Loans resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 9.1(d).

Notwithstanding the foregoing, (a) the Applicable Margin in respect of any Class of Extended Term Loans or Extended Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (b) the Applicable Margin in respect of any Class of New Term Loans or any Class of Incremental Revolving Credit Loans made pursuant to any Incremental Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Incremental Amendment, (c) the Applicable Margin in respect of any Class of Replacement Term Loans shall be the applicable percentages per annum set forth in the relevant amendment agreement, (d) the Applicable Margin in respect of any Class of Refinancing Term Loans or Refinancing Revolving Credit Loans made pursuant to any Refinancing Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Refinancing Amendment, and (e) in the case of the Initial Term Loans, the Applicable Margin shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.14. In addition, at any time during which the Borrower shall have failed to deliver any of the Section 9.1 Financials by the applicable date required under Section 9.1 (after giving effect to any applicable grace period set forth in Section 11), at the option of the Required Revolving Credit Lenders in respect of the Revolving Credit Facility, the First Lien Net Leverage Ratio shall be deemed to be in Pricing Level I for the purposes of determining the Applicable Margin with regards to Revolving Credit Loans (but only for so long as such failure continues, after which such ratio and Pricing Level shall be determined based on the then-existing First Lien Net Leverage Ratio).

2.
Conditions Precedent.

Seventh Amendment Effective Date. This Agreement shall become effective on August [9], 2021 (the “Seventh Amendment Effective Date”), subject solely to the satisfaction or waiver by each of the Revolving Lenders, the Letter of Credit Issuers, the Swingline Lender and the Administrative Agent of the following conditions precedent:

(i)
The Administrative Agent (or its counsel) shall have received this Agreement, executed and delivered by a duly Authorized Officer of each (w) Credit Party, (x) Revolving Lender, (y) the Letter of Credit Issuers and (z) Swingline Lender.
(ii)
The Borrower shall have paid (which may occur substantially simultaneously with the effectiveness of this Agreement on the Seventh Amendment Effective Date) (x) all reasonable, documented and invoiced fees and documented out-of-pocket costs and expenses payable to the Administrative Agent in connection with this Agreement and (y) all reasonable fees, expenses and disbursements of Paul Hastings LLP, as counsel for the Administrative Agent, incurred in connection with the preparation, negotiation and execution of this Amendment to the extent invoiced at least three (3) Business Days prior to the date hereof.
(iii)
The Administrative Agent shall have received a certificate from the Chief Financial Officer of the Borrower (or other officer of the Borrower with similar responsibilities) certifying that (x) no Event of Default shall exist on the Seventh Amendment Effective Date or immediately after giving effect thereto, and (y) on and as of the Seventh Amendment Effective Date, all representations and warranties made by any Credit Party contained in the Credit Agreement or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the such date (except where (i) such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and (ii) where such representations and warranties are already qualified by materiality, in which case such representations and warranties shall have been true and correct in all respects).
3.
Reaffirmation of the Credit Parties. Each Credit Party hereby consents to the terms of this Agreement and the amendment of the Credit Agreement effected hereby. Each Credit Party hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which it is a party (in each case as such terms are defined in the applicable Credit Document).

Each Credit Party acknowledges and agrees that any of the Credit Documents (as they may be modified by this Agreement) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement other than to the extent expressly contemplated hereby. Each Credit Party acknowledges and agrees that this Agreement is a Credit Document.
4.
Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing with the consent of the Persons required to sign such instrument by Section 13.1 of the Credit Agreement.
5.
Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
6.
GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
7.
Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.
Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts shall be deemed originals and taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of electronic records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

BARCLAYS BANK PLC, as the Administrative Agent
By:	/s/ Edward Pan
Name:	Edward Pan
Title:	Associate

BARCLAYS BANK PLC, a Revolving Lender, a Letter of Credit Issuer
By:	/s/ Edward Pan
Name:	Edward Pan
Title:	Associate

JPMORGAN CHASE BANK N.A., a Revolving Lender
By:	/s/ Ling Li
Name:	Ling Li
Title:	Executive Director

BANK OF MONTREAL, a Revolving Lender and Letter of Credit Issuer
By:	/s/ Eric Oppenheimer
Name:	Eric Oppenheimer
Title:	Managing Director

Truist Bank, a Revolving Lender
By:	/s/ Ben Cumming
Name:	Ben Cumming
Title:	Managing Director

Bank of America, N.A., a Revolving Lender
By:	/s/ Dave Strickert
Name:	Dave Strickert
Title:	Managing Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, a Revolving Lender
By:	/s/ Judith Smith
Name:	Judith Smith
Title:	Authorized Signatory

By:	/s/ Nawshaer Safi
Name:	Nawshaer Safi
Title:	Authorized Signatory

Royal Bank of Canada, a Revolving Lender and Letter of Credit Issuer
By:	/s/ Diana Lee
Name:	Diana Lee
Title:	Authorized Signatory

DEUTSCHE BANK AG NEW YORK BRANCH, a Revolving Lender
By:	/s/ Michael Strobel
Name:	Michael Strobel
Title:	Vice President

By:	/s/ Yumi Okabe
Name:	Yumi Okabe
Title:	Vice President

Goldman Sachs Lending Partners LLC, a Revolving Lender and Letter of Credit Issuer
By:	/s/ Dan Martis
Name:	Dan Martis
Title:	Authorized Signatory

Jefferies Finance, LLC, a Revolving Lender
By:	/s/ J.R. Young
Name:	J.R. Young
Title:	Managing Director

AVEANNA HEALTHCARE INTERMEDIATE HOLDINGS LLC as the Borrower
By:	/s/ H. Anthony Strange
Name:	H. Anthony Strange
Title:	Chief Executive Office and President

AVEANNA HEALTHCARE LLC as a Guarantor
By:	/s/ H. Anthony Strange
Name:	H. Anthony Strange
Title:	Chief Executive Office and President